Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements on Form S-8 No. 33-20291 and No. 33-2830 relating to the Management Incentive Compensation Plan of The Interpublic Group of Companies, Inc. (the “Company”); Registration Statements on Form S-8 No. 33-5352; No. 33-21605; No. 333-4747; and No. 333-23603 relating to the 1986 Stock Incentive Plan, the 1986 United Kingdom Stock Option Plan and the 1996 Stock Incentive Plan of the Company; Registration Statements on Form S-8 No. 33-10087 and No. 33-25555 relating to the Long-Term Performance Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-28029 relating to The Interpublic Outside Directors’ Stock Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-42675 relating to the 1997 Performance Incentive Plan of the Company; Amendment No. 1 on Form S-8 Registration Statement on Form S-4 No. 333-59254 relating to the True North Communications Inc. Stock Option Plan and the Bozell, Jacobs, Kenyon & Eckhardt, Inc. Stock Option Plan; Registration Statement on Form S-8 No. 333-89896 relating to the 2002 Performance Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-115923 relating to the 2004 Performance Incentive Plan; and Registration Statement on Form S-8 No. 333-115924 relating to the Non-Management Directors’ Stock Incentive Plan, of The Interpublic Group of Companies, Inc. of our report dated March 22, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Company’s Annual Report on Form 10-K filed on March 22, 2006.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

May 9, 2006